UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2021

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy	20131
(Address of Principal Executive Offices)	(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On August 24, 2021, Kaleyra, Inc. (the “Company”) entered into Warrant Repurchase Agreements (the “Agreements”) with certain holders (each a “Holder”, and collectively the “Holders”) to repurchase warrants (the “Warrants”) held by these Holders for the purchase of an aggregate amount of 1,684,470 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in the following amounts.

The Warrants were initially issued by the Company in its initial public offering on December 7, 2017. Pursuant to the Agreements, on August 27, 2021, the Company will pay $3.25 per underlying share of Common Stock to repurchase the Warrants, at an aggregate purchase price of $5,474,525 for the surrender and cancellation of the Warrants held by each Holder.

The above summary of the Agreements does not purport to be complete and is qualified in its entirety to the full text of the Agreements, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are qualified herein by this reference.

Item 8.01	Other Events.

On August 25, 2021, the Company issued a press release announcing the warrant repurchase. A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financing Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Warrant Repurchase Agreement.

99.1	Press Release dated August 25, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2020

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President